EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 19, 2021, relating to the consolidated financial statements of Celsion Corporation appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Princeton, New Jersey

March 19, 2021